“CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”

We hereby consent to all references to our firm in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the “Registration Statement”) of the IPS Millennium Fund and the IPS New Frontier Fund

Cohen McCurdy, Ltd.

January 5, 2005